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                                                                    Exhibit 23.2

AUDITORS' CONSENT
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We hereby consent to the use, in this Form F-1 Registration Statement of
Westlinks Resources Ltd., of our compilation report dated December 28, 2000 accompanying the pro-forma unaudited financial statements appearing in this Registration Statement. We also consent to the incorporation by reference in this Registration Statement of our auditors' report dated March 31, 2000 except for Notes 15 and 16 where are dated December 28, 2000 relating to the financial statements of Westlinks Resources Ltd. as at December 31, 1999 and 1998, and for the years ended December 31, 1999 and 1998, and for the period from commencement of operations, April 1, 1997 to December 31, 1997, which report is also included in this Registration Statement.




                                       /s/ Collins Barrow
                                       CHARTERED ACCOUNTANTS


Calgary, Alberta
December 28, 2000